Exhibit 10.3
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email of June 7, 2004
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Bug Master LLC

To:             Tom Lamb, Europa Trade Agency Ltd.

From:           Rick D'Arcy, Bug Master LLC

Re:             Wal-Mart USA

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Please accept this email as Bug Master LLC's acceptance of the terms you proposed: items (a) to (f) outlined below. Again, thank you for your business and your confidence in myself and Bug Master products.

     (a) Europa Trade Agency Ltd. ("Europa") is authorized by Bug Master LLC ("BM") to deal with Wal-Mart USA.
     (b) BM will not offer its product to others at a lower price than it does to Europa for comparable volumes.
     (c) BM will not circumvent Europa in relation to Wal-Mart USA, nor permit or authorize others to circumvent Europa.
     (d) Europa may otherwise deal with Wal-Mart USA on substantially similar terms as are contained in the BM-Europa Wal-Mart Canada agreement just concluded.
     (e) BM will help Europa make sure Wal-Mart USA gets the lowest price possible.
     (f) BM grants Europa exclusivity to deal with Wal-Mart USA for one year from June 7, 2004. If Europa sells over US$50,000 to Wal-Mart USA before that date, Europa's exclusivity continues on the same terms as the Wal-Mart Canada exclusivity.